EMPLOYMENT AGREEMENT

          This Employment Agreement ("Agreement"), made this 25th day of April, 2002 ("Effective Date"), is entered into among Martek Biosciences Corporation ("Martek"), a Delaware corporation, OGTAQ Corp., a Delaware corporation and wholly-owned subsidiary of Martek ("Company"), and James Flatt ("Employee").

          WHEREAS, Martek has entered into an agreement with OmegaTech, Inc., a Colorado corporation ("OmegaTech"), to acquire through a merger one hundred percent (100%) of the capital stock of OmegaTech (the "Acquisition");

          WHEREAS, Employee is Vice President, Reseach and Development of OmegaTech; and

          WHEREAS, it is a condition to the Acquisition that Employee enter into this agreement and the Proprietary Information, Inventions and Non-Solicitation Agreement attached hereto as Exhibit A.

          NOW THEREFORE, in consideration of the Acquisition and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

          1.      Definitions.

                   1.1    Cause. Cause shall mean those situations, as determined in the good faith, reasonable business judgment of Company, in which (i) Employee has breached this Agreement in any material respect, which breach is not cured, or is not capable of being cured, by Employee within thirty (30) days after receiving written notice of the breach from Company, (ii) Employee has committed fraud, misappropriation, embezzlement, or other act of material misconduct against Company or Martek, (iii) Employee has neglected or willfully failed or refused to perform duties and responsibilities of Employee under this Agreement and the neglect, failure or refusal continues for thirty (30) days after Employee receives written notice thereof, (iv) Employee is convicted of, or enters a guilty plea or a plea of no contest to, any felony or an act of moral turpitude or (v) subject to proviso of Section 3.3 below, Employee does not relocate to the Columbia, MD area no later than eighteen (18) months following the Initial Employment Date.

                   1.2    Disability. Disability shall mean Employee's inability to perform the essential functions of his/her job for a continuous period of not less than one hundred twenty (120) days.

                   1.3    Good Reason. Good Reason shall mean the occurrence of any of the following events within (a) the first twelve (12) months following the Initial Employment Date in the case of clauses (i)  and (ii)  below and (b) the first eighteen (18) months following the Initial Employment Date in the case of clause (iii) below: (i)  any material reduction in Employee’s Base Salary (other than in connection with a general salary reduction affecting Martek’s management); (ii)  any material diminution in Employee’s title or responsibilities; or (iii)  relocation of Employee’s principal place of business to a location more than fifty (50) miles from the facility in Boulder, Colorado.

                   1.4    Initial Employment Date. Initial Employment Date shall mean the date that Employee begins employment with Company.

                   1.5    Change of Control. Change of Control shall mean (i) the merger, consolidation or reorganization of Martek with one or more entities in which Martek is not the surviving entity or (ii) the sale or transfer of all or substantially all of Martek’s assets to another person or entity or (iii) any transaction (including a merger, consolidation or reorganization) which results in any person or entity (other than persons who are shareholders or affiliates of Martek immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of Martek.

          2.      Term. The term of this Agreement shall be for a period of three (3) years commencing on the Initial Employment Date unless earlier terminated as provided below.

          3.      Position and Duties.

                   3.1    Company Position and Duties. Company hereby employs Employee, and Employee accepts employment with Company, upon the terms set forth in this Agreement. Employee is employed by Company as Senior Vice President, Research and Development. Employee’s duties shall be such duties as are commensurate with the position of Senior Vice President, Research and Development of Company, as determined by Company in its reasonable judgment. Employee shall discharge his/her responsibilities and in all other respects serve Company faithfully and to the best of his/her ability. Except as described below in Section 3.2, Employee agrees to devote his/her full business time, attention and efforts to the business and affairs of Company during the term of this Agreement.

                   3.2    Martek Position and Duties. Employee shall also hold the office of Senior Vice President, Research and Developmen of Martek and shall perform such duties as are commensurate with that office, as determined by Martek in its reasonable judgment. Employee shall discharge his/her responsibilities and in all other respects serve Martek faithfully and to the best of his/her ability.

                   3.3    Relocation. Employee shall relocate to the Columbia, Maryland area no later than eighteen (18) months following the Initial Employment Date; provided, however, that this relocation obligation shall be contingent upon Company and Employee reaching a mutually satisfactory agreement regarding reimbursement of reasonable relocation expenses, which agreement shall be negotiated by Company and Employee in good faith following the Initial Employment Date.

          4.      Compensation

                   4.1    Base Salary. Company shall pay Employee a base salary (the "Base Salary") of $190,000 per annum, payable in its normal pay increments in force from time to time (semi-monthly installments as of the date of this Agreement) for all the services to be rendered by Employee under this Agreement. Employee’s Base Salary shall be reviewed annually by Company in accordance with its policies.

                   4.2    Incentive Compensation. In addition to the Base Salary described in Section 4.1 above, Employee shall be eligible, in the discretion of Martek’s Compensation Committee and Board of Directors, to participate in Martek’s executive bonus program, currently known as the Management Cash Bonus Incentive Plan.

                   4.3    Participation in Benefit Plans. Employee shall also be entitled to participate in all employee benefit plans or programs offered by Company from time to time to the extent that his/her position, title, tenure, salary, age, health and other qualifications make him/her eligible to participate. In addition, Company shall reimburse Employee for reasonable business expenses incurred in performing Employee’s duties and promoting the businesses of Company and Martek, including without limitation reasonable entertainment expenses, travel and lodging expenses, upon proper documentation and in accordance with Company’s business expense reimbursement policies. All benefits offered by Company may be supplemented, discontinued or changed from time to time at the sole discretion of Company.

                   4.4    Stock Options. Subject to approval by Martek's Compensation Committee, Martek shall grant Employee an option to purchase fifty thousand (50,000) shares of Martek’s common stock, under Martek’s 2002 Stock Incentive Plan, effective on the Initial Employment Date. The price per share of stock pursuant to the option will be the closing price of Martek’s common stock as of the common stock’s last trading date prior to the Initial Employment Date. The stock option shall be subject to the terms of a separate stock option agreement, which separate agreement shall provide, among other matters, the term of the options and the applicable vesting period. To the extent that the terms of the separate stock option agreement are in conflict with the terms set forth herein, the terms of the separate stock option agreement shall govern.

          5.      Proprietary Information, Inventions and Non-Solicitation Agreement. Employee acknowledges and agrees that, as a condition of the Acquisition and of Employee's employment by Company, Employee shall be required to execute the Proprietary Information, Inventions and Non-Solicitation Agreement which is attached hereto as Exhibit A.

          6.      Termination.

                   6.1    Severance Fee. Either party may terminate this Agreement by giving the other party thirty (30) days’ advance written notice of its intent to terminate, except that Company may terminate this Agreement at any time without notice for Cause. If Company terminates this Agreement for reasons other than Cause or due to the death or Disability of Employee, or if Employee terminates this Agreement for Good Reason, Company shall pay Employee, within thirty (30) days of the effective date of such termination, a “Severance Fee,” as additional compensation, as set forth below:

   (a)      If the termination occurs on or before

        (i)       the first (1st) anniversary hereof, the Severance Fee shall be equal to one (1) year's Base Salary;

        (ii)      the date that is thirteen (13) months from the date hereof, the Severance Fee shall be equal to eleven-twelfths (11/12) of one (1) year’s Base Salary;

        (iii)     the date that is fourteen (14) months from the date hereof, the Severance Fee shall be equal to ten-twelfths (10/12) of one (1) year’s Base Salary;

        (iv)     the date that is fifteen (15) months from the date hereof, the Severance Fee shall be equal to nine-twelfths (9/12) of one (1) year’s Base Salary;

        (v)      the date that is sixteen (16) months from the date hereof, the Severance Fee shall be equal to eight-twelfths (8/12) of one (1) year’s Base Salary; or

        (vi)     the date that is seventeen (17) months from the date hereof, the Severance Fee shall be equal to seven-twelfths (7/12) of one (1) year’s Base Salary.

   (b)       If the termination occurs after the date that is seventeen (17) months from the date hereof, the Severance Fee shall be equal to one-half (1/2) of one (1) year’s Base Salary.

If Company terminates this Agreement for Cause or if Employee terminates this Agreement other than for Good Reason or as set forth in Section 6.2 below, Employee shall have no right to the Severance Fee or salary continuation of any kind.

                   6.2    Change of Control. Notwithstanding Section 6.1, Employee shall be entitled to a Severance Fee equal to one (1) year’s Base Salary if, within the twelve (12) month period immediately following a Change of Control (i) Company terminates this Agreement for reasons other than Cause or due to death or Disability of Employee or (ii) Employee resigns from the successor entity due to (a) a material reduction in Employee’s Base Salary, (b) a material diminution in Employee’s title or responsibilities or (c) relocation of Employee’s principal place of business to a location more than fifty (50) miles from Employee’s principal place of business immediately preceding the Change of Control.

          7.      Failure to Pay. If Company fails to pay when due any amount owed to Employee hereunder, including Base Salary, Severance Fee and reasonable business expenses incurred pursuant to Section 4.3, Martek shall pay the amount owed within thirty (30) days following receipt of notice from Employee that Company failed to pay such amount, subject in all cases to the right of Company and/or Martek to dispute in good faith whether the amount in question is owed to Employee.

          8.      Notices. All notices required or permitted under this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below, or at such other address as either party may designate to the other:

          If to Employee:

                            7024 Quiet Retreat Court
                            Longmont, Colorado 80503

          If to Company:

                            OGTAQ
                            c/o Martek Biosciences Corporation
                            6480 Dobbin Road
                            Columbia, Maryland 21045
                            Attention: General Counsel

          If to Martek:

                            Martek Biosciences Corporation
                            6480 Dobbin Road
                            Columbia, Maryland 21045
                            Attention: General Counsel

          9.      Delivery of Materials. Employee agrees that upon the termination of his/her employment by either party for any reason, Employee will deliver to Company all documents, papers, materials and other property of Company or Martek relating to their respective affairs, which may then be in his/her possession or under his/her control.

          10.    Employee's Representation. Employee represents that his/her performance of all the terms of this Agreement and employment by Company does not and will not breach any agreement with any other entity, including but not limited to any agreement with a prior employer. Employee further represents that there are no restrictions on Employee's ability to perform work for Company or serve as Senior Vice President, Research and Development of Martek and to abide by this Agreement. Employee has not entered into, and Employee agrees that during the term of this Agreement he/she will not enter into, any agreement, either written or oral, in conflict with this Agreement, and will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

          11.    Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings, whether written or oral.

          12.    Amendment. This Agreement may be amended or modified only by a written instrument executed by each of Company, Martek and Employee.

          13.    Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to the conflicts-of-law rules thereof.

          14.    Successors and Assigns. Employee shall not be permitted to assign this Agreement. Each of Company and Martek shall have the right to assign this Agreement to their respective successors or assigns and all covenants and agreements hereunder shall enure to the benefit of and be enforceable by or against its said successors or assigns. The terms "successor" and "assign" shall include any corporation, firm or other business entity with or into which Company or Martek may merge or consolidate, or to which Company or Martek may sell or transfer all or substantially all of their respective assets, or of which fifty percent (50%) or more of the equity investment and of the voting control is owned, directly or indirectly, by or is in common ownership with, Company or Martek, as applicable. After any such assignment by Company or Martek, the assigning party shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be Company or Martek, as the case may be, for the purposes of all provisions of this Agreement.

          15.    Non-Waiver of Rights. No delay or omission by Company, Martek or Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right under this Agreement on any other occasion. Any such waiver must be in writing and signed by a duly authorized representative of Company or Martek or by Employee, as applicable.

          16.    Captions. The Captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          17.    Severability. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.

          18.    Survival of Covenants. The covenants, agreements and statements set forth in this Agreement shall survive Employee's termination of employment with Company, for any reason, whether by Employee or Company, whether voluntarily or involuntarily, and whether with or without Cause.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OGTAQ Corp.:

By:    /s/ George P. Barker
          Name:   ___________________________
          Title:     ___________________________
          Dated:  ___________________________

Martek Biosciences Corporation:

By:    /s/ George P. Barker
          Name:   ___________________________
          Title:    ___________________________
          Dated:  ___________________________

Employee:

By:    /s/James Flatt
          James Flatt
          Dated:  ___________________________

Exhibit A to Employment Agreement

PROPRIETARY INFORMATION, INVENTIONS
AND NON-COMPETE AGREEMENT

          THIS PROPRIETARY INFORMATION, INVENTIONS AND NON-COMPETE AGREEMENT (this "Agreement"), dated as of the 25th day of April, 2002, between OmegaTech, Inc., a Delaware corporation ("Company," which, for the purposes hereof, shall include any parent, subsidiary or affiliate of Company), having its principal place of business at 4909 Nautilus Court North, Suite 208, Boulder, Colorado 80301, and James Flatt ("Employee").

          WHEREAS, as a condition of employment with Company, and in consideration of the compensation and other potential benefits Employee anticipates, the sufficiency of which is hereby acknowledged by Employee;

          NOW, THEREFORE, it is AGREED as follows:

          1.      Acknowledgments. Employee acknowledges that (i) Company is engaged in a continuous program of research, development, and production respecting its business, present and future, throughout the United States and worldwide (the foregoing, together with any other businesses that Company engages from the date hereof to the date of the termination of this Agreement, is hereinafter referred to as the "Company Business"); (ii) Employee's services to Company have been and will continue to be special and unique and have immeasurable value to Company, and Employee is expected to make new contributions and inventions of value to Company; (iii) Employee's work for Company allows Employee access to trade secrets of and confidential information concerning Company; (iv) the Company Business is national and international in scope; (v) Company would not have agreed to employ Employee but for the agreements and covenants contained in this Agreement; (vi) the agreements and covenants contained in this Agreement are necessary and essential to protect the business, goodwill, and customer relationships that Company has expended significant resources to develop; and (vii) Employee's employment creates a relationship of trust between Employee and Company with respect to any information applicable to the Company Business or applicable to the business of any client or customer of Company, which may be made known to or learned by Employee in such context during the period of Employee's employment.

          2.      Ownership of Works. Company shall own all rights, including all trade secrets and copyrights, in and to the following works created by Employee, during the time Employee is employed by Company, whether created on Company premises or at some other location: (i) works which directly relate to or are derived from the actual or anticipated Company Business; and (ii) works which result from or are derived from any task assigned to Employee or work performed by Employee for Company (collectively, "Works"). Company shall own Works even if created outside normal working hours and regardless of whether Employee's own equipment or Company equipment was used to create Works. Works shall include all discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how and data, whether patentable or registerable under patent, copyright, or similar statutes or reduced to practice and all documentation thereof. To the extent that any Works do not qualify as works made for hire under U.S. copyright law, this Agreement shall constitute an irrevocable assignment by Employee to Company of the ownership of, and rights of copyright in, Works. Employee agrees to give Company or its designees all assistance reasonably required to protect such rights.

          3.      Inventions. If Employee individually or jointly makes, conceives of, or reduces to practice any invention, technique, process, improvement, modification, development, documentation, data, design, idea, discovery, trademark, trade secret, formula, process, or other know-how, whether patentable or not, in the course of performing services for Company, which relates in any manner to or is useful in the actual or anticipated Company Business or results from any task assigned to Employee, work performed by Employee for Company, or use by Employee of Company owned, leased, or contracted premises or equipment (collectively, "Inventions"), Employee will and hereby does assign to Company Employee's entire right, title and interest in such Inventions. Employee agrees that all Inventions shall be the sole property of Company and its assigns, and Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. Employee will disclose any such Inventions to an officer of Company and will, upon request, promptly sign a specific assignment of title to Company and do anything else reasonably necessary without additional compensation to enable Company to secure patent, trade secret, or any other proprietary rights in the United States or foreign countries. Employee agrees to execute any documents deemed necessary or advisable by Company to effect the terms of this paragraph. Employee agrees that Employee's obligation to assist Company in obtaining and enforcing patents and copyrights for Inventions shall continue beyond Employee's employment, provided that after termination of employment Company compensates Employee at a reasonable rate for time actually spent by Employee at Company's request on such assistance. Employee agrees that after termination of employment with Company Employee shall not use or permit to be used any Inventions, except in furtherance of Company Business.

          4.      Non-Disclosure. Employee recognizes that Company competes in a highly competitive field and that Company possesses and will continue to possess information of commercial value, including but not limited to trade secrets, technical and scientific information, financial business information, processes, formulas, data, know-how, improvements, inventions, product concepts, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, blueprints, specifications, maps, programs, ideas, customer lists, vendor lists, pricing and other structures, marketing and business strategies, budgets, projections, licenses, prices, costs, financial data, and plans, proposals and information about Company's employees and/or consultants. Employee acknowledges that Employee's employment creates a relationship of confidence and trust between Employee and Company with respect to all of the above-described information and any information that (i) is related or useful to the Company Business, (ii) results from the tasks assigned to Employee by Company, (iii) results from the use of equipment, supplies, or facilities owned, leased, or contracted for by Company, or (iv) is related or useful to the business of any customer of Company (collectively, "Proprietary Information"). Employee agrees that the Proprietary Information constitutes a unique and valuable asset which is essential to Company's business success, and that any release of Proprietary Information would be harmful to Company and/or its customers. To protect Company's secret, confidential, and/or Proprietary Information, Employee agrees that at all times, including during and after the term of Employee's employment, Employee will not disclose to any person, firm, company, or corporation or use for Employee's own benefit or for the benefit of any third party (except in furtherance of Company Business or affairs of Company) any and all secret and/or confidential information or Proprietary Information that Employee may have acquired in the course of or as an incident to Employee's employment with Company. Employee further agrees to take all reasonable precautions to protect against the intentional, negligent, or inadvertent disclosure of Company's secret and/or confidential information or Proprietary Information to any other person or business entity.

          5.      Non-Competition. Employee understands and agrees that during Employee's employment with Company, Employee will be provided access to specialized information related to Company Business and trade secrets, as well as Company's customers and their specific needs and interests. Employee further agrees that if this information were used in competition against Company, Company would experience serious harm and the competitor would have a unique advantage against Company. Thus, Employee hereby covenants and agrees that at no time during Employee's employment with Company and, unless Employee is terminated wrongfully or without cause, for a period of one year immediately following termination of Employee's employment with Company, will Employee (i) develop, own, manage, operate, or otherwise engage in, participate in, represent in any way or be connected with, as officer, director, partner, owner, employee, agent, independent contractor, consultant, proprietor, stockholder (except for the ownership of a less than 5% stock interest in a publicly traded Company), or otherwise, any business or activity competing directly with Company Business or the business of the Company's affiliates in any state or region within or outside the United States within which Company does business; (ii) act in any way, directly or indirectly, with the purpose or effect of soliciting, diverting or taking away any business, customer, client, supplier, or good will of Company; or (iii) otherwise compete with Company in the sale or licensing, directly or indirectly, as principal, agent or otherwise, of any products competitive with the products, or services competitive with the services, developed or marketed by Company in any geographic area where Company markets such products and/or services. Employee acknowledges that this covenant has a unique, substantial, and immeasurable value to Company.

Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes §8-2-113(2):

          "Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

          (a)      Any contract for the purchase and sale of a business or the assets of a business;

          (b)      Any contract for the protection of trade secrets;

          (c)      Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

          (d)      Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel."

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under §8-2-113(2)(b), and is intended to protect the confidential information and trade secrets of the Company. If applicable, Employee also acknowledges that he or she is an executive or manager, or professional staff to an executive or manager, within the meaning of §8-2-113(2)(d). In consideration for the Employee’s agreement to be bound by the covenants and restrictions of this Section 5, the Company shall deliver, or cause to be delivered, to the Employee 15,732 Directed Shares (as defined in the Merger Agreement) and cash in the amount of $22.83. As used herein “Merger Agreement” shall refer to that certain Agreement and Plan of Merger dated as of March 25, 2002 among Martek Biosciences Corporation, OmegaTech, Inc. and OGTAQ Corp. The Directed Shares to be issued to Employee pursuant to this Section 5 (the “Non-Compete Shares”) shall be issued to Employee immediately prior to the time at which the Registration Statement (as defined in the Merger Agreement) registering the resale of such shares is declared effective by the Securities and Exchange Commission. If the terms of any applicable Company securities trading policy prevent Employee from selling the Non-Compete Shares on the date such shares are issued to Employee, the Company shall pay, on behalf of Employee, any federal, state and local income taxes and other amounts as may be required by law to be paid (the “Withholding Taxes”) with respect to the issuance of the Non-Compete Shares. Employee shall pay the Company an amount equal to the Withholding Taxes paid on his behalf within 30 days of the date Employee is no longer prevented from selling the Non-Compete Shares pursuant to the terms of any applicable Company securities trading policy; provided that if the use of the Registration Statement registering the resale of such shares is suspended for any portion of such 30-day period; such period shall be extended for a number of days equal to the number of days during which use of such Registration Statement is suspended.

          6.      Non-Solicitation. Employee hereby covenants and agrees that at no time during Employee's employment with the Company and for a period of one year immediately following termination of Employee's employment with the Company, whether voluntary or involuntary (collectively, the "Restricted Period"), will Employee (i) act in any way with the purpose or effect of recruiting, hiring, assisting or soliciting, directly or indirectly, any of Company's employees to leave the employ of Company or (ii) solicit any customer or prospective customer of Company for the purpose of (1) inducing or otherwise intending to cause such customer or prospective customer to alter or end its business relationship with Company or (2) interfering with Company's business relationship with such customer or prospective customer or (3) causing such customer or prospective customer to purchase products and/or services competitive with those of Company. For the purposes of this Agreement, "customer" shall mean any company that was a customer of Company at any time during the Restricted Period, and "prospective customer" shall mean any company that, to Employee's knowledge, was actively solicited by Company at any time during the Restricted Period.

          7.      Remedies. Employee acknowledges, understands, and agrees that the restrictions contained in Paragraphs 2, 3, 4, 5, and 6 of this Agreement are reasonable, fair, and equitable in scope, terms, geographic area and duration, are necessary to protect the legitimate business interests and good will of Company, and are a material inducement to Company to enter into this Agreement, and that any breach or threatened breach of such restrictions would cause Company substantial and irreparable harm for which there is no adequate remedy at law. Therefore, Employee agrees that in the event of any such breach or threatened breach, if Company deems such action warranted by the particular circumstances, Company shall be entitled to equitable relief including, but not limited to, temporary, preliminary, and permanent injunctive relief, including the issuance of a temporary restraining order, in order to secure the specific performance of this Agreement without the necessity of posting bond or security, which Employee expressly waives. Employee agrees that the rights of Company to obtain injunctive relief shall not be considered a waiver of Company's rights to seek any other remedies it may have at law or in equity. The restrictions set forth herein shall be construed as a series of separate and severable covenants. Employee agrees that if in any proceeding, the tribunal refuses to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be considered divisible both as to duration and geographic area so that each month of a specified period shall be deemed a separate period of time and each county in each particular state (or such other geographic subdivision as the tribunal determines is reasonable) a separate geographic area, resulting in an intended requirement that the longest lesser period of time or the largest lesser geographic area found by such tribunal to be a reasonable restriction shall remain an effective restrictive covenant specifically enforceable against Employee. Further, the restrictions set forth herein shall be construed as independent covenants, and the existence of any claim or cause of action against Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the restrictions contained in Paragraphs 2, 3, 4, 5, and 6 of this Agreement. The covenants contained in Paragraphs 2, 3, 4, 5, and 6 shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against Company or any of its employees, agents, shareholders, directors, or officers, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by Company of any of these covenants.

          8.      Return of Records. Upon termination of employment, Employee agrees to return to Company all documents, photostats, notes, drawings, data, records, materials and other property of whatever nature received from or created for Company, and any and all copies thereof including, but not limited to, those documents, records, and materials containing or relating to secret or confidential information. Employee further agrees to execute and deliver the Termination Certification attached hereto as Exhibit A within three business days of the termination of Employee's employment. Employee agrees that all such documents that are currently in Employee's possession or control or which may come into Employee's possession or control in the future shall be the property of Company.

          9.      Prior Inventions. All improvements, inventions, designs, ideas, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data relevant to the subject matter of my employment with Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Company shall be deemed "Inventions" for the purposes of this Agreement except as set forth on Exhibit B hereto. Employee represents that the inventions, if any, identified on Exhibit B attached hereto comprise all the unpatented and uncopyrighted inventions which Employee has made or conceived prior to Employee's employment by Company (the "Prior Inventions"), which Prior Inventions are excluded from this Agreement. Employee understands that it is only necessary to list the title and purpose of such Prior Inventions but not the details thereof.

          10.      No Prior Employer Property. Employee represents and warrants that Employee has not brought and will not bring to Company or use in the performance of Employee's duties at Company any materials, information, documents, or other property of a former employer which are not generally available to the public, unless Employee or Company has obtained written authorization from the former employer for their possession and use. Employee represents and warrants that the only materials and documents of any former employer which are not generally available to the public that Employee will bring to Company or use in Employee's employment are identified on Exhibit B hereto, and as to each such item, Employee represents that Employee has obtained all necessary written authorization for their possession and use in Employee's employment with Company.

          11.      Miscellaneous.

                   (a)      Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in the event of any conflict, any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by the holding.

                   (b)      Complete Agreement. This Agreement contains the entire agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter hereof. It may not be modified, except in a written document executed by both parties to this Agreement.

                   (c)      Employment at Will. Nothing in this Agreement shall constitute an employment agreement for any set term between Employee and Company, and Employee acknowledges that the employment relationship between Employee and Company remains that of an employee at will. This means that both Employee and Company have the right to terminate the employment relationship at any time, for any reason or no reason at all, with or without notice.

                   (d)      Other Agreements. Employee represents and warrants that Employee is not a party to or bound by the provisions of any other agreement which would prevent or impair Employee’s ability to render services to Company and that Employee’s entering into this Agreement and Employee’s performance of any obligations hereunder will not violate the provisions of, or cause Employee to be in default under, any other agreement or contract to which Employee is a party or by which Employee is bound. Employee covenants and agrees to hold Company harmless from any and all suits and claims arising out of any breach of any outstanding restrictive covenant contained in any agreements entered into by Employee prior to Employee’s employment. Employee represents and warrants that Employee is not restricted from entering into this Agreement or performing any obligations hereunder.

                   (e)      Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                   (f)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the principal place of business of the Company or its assignee is located, as applicable, excluding any choice of law provisions.

                   (g)      Waiver. No delay on the part of either party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power, or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

                   (h)      Assignment. This Agreement and Employee’s rights and obligations hereunder may not be assigned by Employee. Company may, without Employee’s consent, assign its rights, together with its obligations, under this Agreement and Employee’s obligations under this Agreement shall continue in full force and effect with respect to any such assignee.

                   (i)      Period of Employment. As used herein, the period of employment includes any time in which Employee is retained by Company as an employee, director, or consultant.

[Signature page follows]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement.

Employee:	OmegaTech, Inc.:
/s/James Flatt James Flatt	By: Name: Title:
Date:	Date:

EXHIBIT A

OMEGATECH, INC.
TERMINATION CERTIFICATION

        This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproduction of any aforementioned item belonging to OmegaTech, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

        I further certify that I have complied with all the terms of the Company’s Proprietary Information, Inventions and Non-Compete Agreement signed by me, including the reporting of any Inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

        I further agree that, in compliance with the Proprietary Information, Inventions and Non-Compete Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

Date:	Signature
(Print or Type Name

EXHIBIT B

OmegaTech, Inc.
4909 Nautilus Court North, Suite 208
Boulder, Colorado 80301

Gentlemen:

        1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by you (the “Company”) which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company which shall not be deemed to be “Inventions” for purposes of the foregoing Proprietary Information, Inventions and Non-Compete Agreement:

                      X        No inventions or improvements.
                  ---------

                               See below.
                  ---------

                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------

                               Additional sheets attached.
                  ---------

        2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:

                      X        No materials.
                  ---------

                               See below.
                  ---------

                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------------

                               Additional sheets attached.
                  ---------

        The signature below certifies that the information contained herein is accurate to the best of my knowledge, and further confirms that my continued possession and use of any materials herein referenced is authorized by my former employer.

                                                              Very truly yours,

                                                              -----------------------------------------------------